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                THIRD AMENDMENT TO REGISTRATION RIGHTS AGREEMENT


         This Third Amendment to Registration Rights Agreement ("Amendment") is made as of January 27, 1997, by and among E-Z Serve Corporation, a Delaware Corporation (the "Company"), Phemus Corporation, a Massachusetts corporation ("Phemus"), Intercontinental Mining & Resources Incorporated, a British Virgin Islands corporation ("IMR"), and Quadrant Capital Corp., a Delaware corporation, formerly named Intercontinental Mining & Resources Limited ("QCC"). Phemus, IMR and QCC are referred to herein together as the "Investors."

         WHEREAS, the Company and the Investors entered into that certain Registration Rights Agreement dated as of March 25, 1992, as amended on July 31, 1992 and April 21, 1993 (the "Agreement"); and

         WHEREAS, the Investors (i) hold an aggregate of at least sixty-six and two-thirds percent (66 2/3%) of the aggregate of the Registrable Securities (as defined in the Agreement) outstanding as of the date hereof, and (ii) pursuant to Section 2.4 of the Agreement, may consent to an amendment of the Agreement; and

         WHEREAS, as of the date hereof, the Company has issued warrants to purchase Common Stock of the Company to Phemus in conjunction with the issuance by the Company of shares of its Series H Preferred Stock, par value $0.01 per share; and

         WHEREAS, the parties desire to amend the Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Section 1.1(b) of the Agreement is hereby amended in its entirety to be as follows:

                 (b) The term "Registrable Securities" means (1) the Common Stock issued or issuable upon the conversion of the Shares, (2) the Common Stock issued or issuable upon the conversion of the Series D Preferred which is issued or issuable upon the exercise of the D Warrants, (3) the Common Stock issued or issuable pursuant to the D Warrants, (4) the Common Stock issued or issuable upon the conversion of the shares of the Company's Series F Convertible Preferred Stock issued to Phemus Corporation and Intercontinental Mining & Resources Incorporated on April 20, 1993, (5) the Common Stock issued or issuable upon the exercise of the
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         warrants issued to Phemus Corporation and Intercontinental Mining &
         Resources Incorporated on April 20, 1993, (6) the Common Stock issued upon the exercise of warrants issued or issuable under the Securities Purchase Agreement dated January 27, 1997, between the Company and Phemus Corporation, and (7) any Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such securities described in (1), (2), (3), (4), (5) or (6) of this paragraph; provided, however, that any shares previously sold to the public pursuant to a registered public offering or pursuant to an exemption from the registration requirements of the 1933 Act shall cease to be Registrable Securities;

Except as expressly amended herein, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

                                    E-Z SERVE CORPORATION

                                    By: /s/ John T. Miller
                                       ----------------------------------------
                                    Name: John T. Miller
                                    Title: Senior Vice President


                                    PHEMUS CORPORATION

                                    By: /s/ Michael R. Eisenson
                                       ----------------------------------------
                                            Name: Michael R. Eisenson
                                                 ------------------------------

                                    By: /s/ Michael Thonis
                                       ----------------------------------------
                                            Name: Michael Thonis
                                                 ------------------------------



                                    QUADRANT CAPITAL CORP.

                                    By:
                                       ----------------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------







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                                    INTERCONTINENTAL MINING & RESOURCES
                                    INCORPORATED

                                    By: /s/ Thomas A. Huser
                                       ----------------------------------------
                                            Name: Thomas A. Huser
                                                 ------------------------------
                                            Title: Attorney in Fact
                                                  -----------------------------





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